Exhibit 99.2

WRITTEN CONSENT

SECURE NATURAL RESOURCES LLC

The attached Written Consent is being solicited by the Board of Managers of Secure Natural Resources LLC in connection with the proxy statement/consent solicitation/prospectus dated [●], 2020, which is part of the registration statement on Form S-4 (No. 333-248433) of Fortress Value Acquisition Corp., a Delaware corporation.

Please return the attached Written Consent with your executed signature page as soon as possible. Upon receipt of the Written Consent with your executed signature page, your common units will be counted in favor of approving the identified proposal.

Please return the Written Consent with your executed signature page to Continental Stock Transfer & Trust Company, by mailing it to 1 State St—30th Floor, New York, NY 10004, Attention: Corporate Actions—SNR, or by uploading the consent to Continental Stock Transfer & Trust Company via the following secure URL address: “https://cstt.citrixdata.com/r_r7b41c4546534ccaa”. In order to avoid delays, please label any uploaded consent with your name and date. If you have questions concerning the mailing or uploading of the consent, please contact Continental Stock Transfer & Trust Company at reorg+SNR@continentalstock.com.

WRITTEN CONSENT OF THE MEMBERS

OF

SECURE NATURAL RESOURCES LLC

Dated as of [●], 2020

The undersigned, being a member holding common units (the “Member”) of Secure Natural Resources LLC, a Delaware limited liability company (the “Company”), pursuant to the provisions of Section 18-302(d) of the Delaware Limited Liability Company Act, hereby executes this written consent for the purpose of adopting the following resolutions with respect to all of the common units held by the undersigned Member:

Approval of FVAC Merger Agreement and the Mergers, Other

Transactions and Ancillary Agreements Contemplated Thereby

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of July 15, 2020 (the “FVAC Merger Agreement”), by and among the Company, Fortress Value Acquisition Corp., a Delaware corporation (“FVAC”), FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of FVAC, FVAC Merger LLC II, a Delaware limited liability company and a direct, wholly-owned subsidiary of FVAC (“SNR Merger Company”), FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC, FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“SNR Merger LLC”), and MP Mine Operations LLC, a Delaware limited liability company (“MPMO”);

WHEREAS, the Board of Managers of the Company, including the sole disinterested member of the Board of Managers, (i) has determined that it is advisable and in the best interests of the Company and its unitholders to enter into the FVAC Merger Agreement, (ii) has authorized and approved the FVAC Merger Agreement and the mergers, other transactions and ancillary agreements contemplated thereby, including the Pre-Closing Reorganization (as defined in the FVAC Merger Agreement), and (iii) is recommending that the members holding common units of the Company authorize and approve the FVAC Merger Agreement and the mergers, other transactions and ancillary agreements contemplated thereby, including the Pre-Closing Reorganization;

WHEREAS, pursuant to the FVAC Merger Agreement, among other things, (i) SNR Merger Company will be merged with and into SNR HoldCo (as defined below), and the separate existence of SNR Merger Company will cease and SNR HoldCo will continue as the surviving entity (the “Initial FVAC Merger”), and (ii) immediately after and as a part of the same overall transaction, SNR HoldCo will merge with and into SNR Merger LLC with SNR Merger LLC surviving as a wholly-owned subsidiary of FVAC (the “Final FVAC Merger” and together with the Initial FVAC Merger and all other transactions contemplated by the FVAC Merger Agreement, the “FVAC Transactions”);

2

WHEREAS, for purposes of the Pre-Closing Reorganization, the Company has formed SNR Holding Company, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“SNR HoldCo”), and SNR HoldCo has formed SNR Transition Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of SNR HoldCo (“SNR Transition Sub”);

WHEREAS, the Board of Managers of the Company has approved that, prior to the consummation of the Initial FVAC Merger and the Final FVAC Merger, the Company will enter into that certain Agreement and Plan of Merger (the “Reorganization Merger Agreement”), by and among the Company, SNR HoldCo and SNR Transition Sub, pursuant to which, among other things:

(i)

SNR Transition Sub will be merged with and into the Company and the separate corporate existence of SNR Transition Sub will cease, with the Company being the surviving entity of the merger (the “Reorganization Merger”);

(ii)	The Reorganization Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware (the “Reorganization Effective Time”);

(iii)

In accordance with the terms and conditions of the Reorganization Merger Agreement, each common unit of the Company (or fraction thereof) outstanding immediately prior to the Reorganization Effective Time will be cancelled and retired in exchange for the issuance by SNR HoldCo of one common unit of SNR HoldCo (or fraction thereof);

(iv)

Upon the Reorganization Effective Time, the Limited Liability Company Agreement of SNR HoldCo (the “SNR HoldCo Operating Agreement”) will be amended and restated to contain provisions substantially similar to the Limited Liability Company Agreement of the Company as in effect immediately prior to the Reorganization Effective Time; and

(v)	The Company will become a wholly owned subsidiary of SNR HoldCo;

WHEREAS, the undersigned Member has received copies of (i) the proxy statement/consent solicitation/prospectus dated [●], 2020, which is part of the registration statement on Form S-4 (No. 333-248433) of FVAC (the “Registration Statement”), and which is attached hereto as Exhibit A, (ii) the FVAC Merger Agreement, which is attached as Annex A and Annex A-1 to such proxy statement/consent solicitation/prospectus, (iii) the Reorganization Merger Agreement, which is attached hereto as Exhibit B, and (iv) the SNR HoldCo Operating Agreement, which is attached as Exhibit A to the Reorganization Merger Agreement;

WHEREAS, pursuant to the terms of the Limited Liability Company Agreement of the Company, as amended, the Board of Managers of the Company owes to the Company and its unit holders the fiduciary duties that a director of a Delaware corporation owes to such corporation and its stockholders under Delaware law;

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WHEREAS, pursuant to Section 144 of the Delaware General Corporation Law (the “DGCL”), no contract or transaction between a corporation and one or more of its directors or officers (any such director or officer is referred to herein as an “Interested Party,” and any such contract or transaction is referred to herein as an “Interested Party Transaction”) will be void or voidable solely for that reason, or solely because the director or officer is present at or participating in the meeting of the board of directors which authorized the Interested Party Transaction or solely because the vote of any such director is counted for such purpose, if: (i) the material facts as to the relationship or interest and as to the contract are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the contract or transaction by affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the relationship or interest and as to the contract are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the stockholders; and

WHEREAS, it is hereby disclosed or made known to the undersigned that (i) James Litinsky and William Klesse are members of the Board of Managers of the Company, (ii) James Litinsky currently serves as the Chief Executive Officer of JHL Capital Group LLC, which manages funds that own interests in both the Company and MPMO, and will serve as the Chairman and Chief Executive Officer of the parent entity following the consummation of the business combination contemplated by the FVAC Merger Agreement, and (iii) William Klesse was designated to the Company’s Board of Managers by QVT Financial LP, which manages or is affiliated with funds that own interests in both the Company and MPMO, and that each of the foregoing members may be an Interested Party and the transactions contemplated by the FVAC Merger Agreement may constitute Interested Party Transactions, as more fully disclosed in the Registration Statement attached hereto as Exhibit A, including, without limitation, the section titled “Interests of Directors and Officers of the Companies in the Business Combination.”

NOW, THEREFORE, BE IT RESOLVED, that the FVAC Merger Agreement and the mergers, other transactions and ancillary agreements contemplated thereby, including the FVAC Transactions, be and hereby are authorized and approved, and the Company be and hereby is authorized, directed and empowered to enter into such ancillary agreements contemplated by the FVAC Merger Agreement, perform its obligations under the FVAC Merger Agreement and such ancillary agreements, consummate the mergers and other transactions contemplated by the FVAC Merger Agreement and such ancillary agreements, including the FVAC Transactions, and take any and all other actions that may be necessary or desirable in order to carry out the intent and purposes of these resolutions;

FURTHER RESOLVED, that the Reorganization Merger Agreement and the transactions and ancillary agreements contemplated thereby, including the Reorganization Merger, be and hereby are authorized and approved, and the Company be and hereby is authorized, directed and empowered to enter into such ancillary agreements contemplated by the Reorganization Merger Agreement, perform its obligations under the Reorganization Merger Agreement and such ancillary agreements, consummate the mergers and other transactions contemplated by the Reorganization Merger Agreement and such ancillary agreements, including the Reorganization Merger, and take any and all other actions that may be necessary or desirable in order to carry out the intent and purposes of these resolutions;

4

FURTHER RESOLVED, that the undersigned acknowledges and approves that, at the Reorganization Effective Time, each common unit of the Company (or fraction thereof) outstanding immediately prior to the Effective Time shall be cancelled and retired in exchange for the issuance by SNR HoldCo of one common unit of SNR HoldCo (or fraction thereof);

FURTHER RESOLVED, that the undersigned acknowledges and approves that, at the Initial SNR Effective Time (as defined in the FVAC Merger Agreement), all common units of SNR HoldCo issued and outstanding shall cease to be outstanding and shall automatically be cancelled and extinguished and be converted, collectively, into the right to receive Merger Consideration (as defined in the FVAC Merger Agreement), and, as of the Final SNR Effective Time (as defined in the FVAC Merger Agreement), the holders thereof shall cease to have any rights with respect thereto except the right to receive Merger Consideration, as set forth more fully in the FVAC Merger Agreement;

FURTHER RESOLVED, that all prior acts done on behalf of the Company by the Board of Managers of the Company or any authorized officer of the Company in connection with any of the foregoing resolutions be, and the same hereby are, ratified and approved as acts of the Company;

FURTHER RESOLVED, that the authorized officers and managers of the Company be, and each of them severally hereby is, empowered, authorized and directed in the name of and on behalf of the Company to execute and deliver any and all documents, and to take such other actions, as they may deem necessary, appropriate or advisable to carry out the intent of any and all of the foregoing resolutions and the transactions contemplated thereby;

FURTHER RESOLVED, that this written consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one instrument; and

FURTHER RESOLVED, that the delivery of a copy of any such signature by facsimile transmission or other electronic exchange method shall constitute a valid and binding execution and delivery of this written consent by such party, and such delivered copy shall constitute an original document.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Members of Secure Natural Resources LLC as of the date first written above.

JHL CAPITAL GROUP HOLDINGS ONE LLC

By:
Name: James H. Litinsky
Title: Authorized Signatory

Signature Page to Written Consent of the

Members of Secure Natural Resources LLC

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Members of Secure Natural Resources LLC as of the date first written above.

SARATOGA PARK LTD.

By:
Name:
Title:

Signature Page to Written Consent of the

Members of Secure Natural Resources LLC

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Members of Secure Natural Resources LLC as of the date first written above.

FOURTH AVENUE FF OPPORTUNITIES LP – SERIES E
By: its general partner, Fourth Avenue Capital Partners GP LLC

By:
Name:
Title:

Signature Page to Written Consent of the

Members of Secure Natural Resources LLC

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Members of Secure Natural Resources LLC as of the date first written above.

QVT FAMILY OFFICE ONSHORE LP
By: its general partner, QVT Associates GP LLC

By:
Name:
Title:

Signature Page to Written Consent of the

Members of Secure Natural Resources LLC

IN WITNESS WHEREOF, the undersigned has executed this Written Consent of the Members of Secure Natural Resources LLC as of the date first written above.

UNITHOLDER
(IF INDIVIDUAL):

By:

Name:

UNITHOLDER
(IF ENTITY):

Entity:

By:
Name:
Title:

Signature Page to Written Consent of the

Members of Secure Natural Resources LLC

EXHIBIT A

Proxy Statement/Consent Solicitation/Prospectus

(attached)

EXHIBIT B

Reorganization Merger Agreement

(attached)